Exhibit 99.1

NBH Bank, N.A. Completes Conversion to a Colorado State-Chartered Bank

Company Release – January 4, 2016

GREENWOOD VILLAGE, Colo.--(PR Newswire)-- National Bank Holdings Corporation (NYSE: NBHC) today announced that, effective as of the close of business on December 31, 2015, its subsidiary, NBH Bank, N.A., converted from a national association to a Colorado state-chartered bank and changed its name to NBH Bank.  Each of NBH Bank’s brand names (Bank Midwest, Community Banks of Colorado and Hillcrest Bank) stayed the same. NBH Bank is a member bank of the Federal Reserve System through the Federal Reserve Bank of Kansas City.  The conversion is not expected to affect the Bank’s clients in any way, and they continue to receive the same protection on deposits through the FDIC.

Tim Laney, the Company’s Chief Executive Officer, stated, “The charter conversion is a strategic move for the long-term benefit of our shareholders, clients and associates, and is expected to result in cost efficiencies for the company. We also believe that there are advantages to operating as a community bank with regulators that understand and live in our market areas.”

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. National Bank Holdings Corporation operates a network of 97 banking centers located in Colorado, the greater Kansas City region and Texas. Through the Company’s subsidiary, NBH Bank, it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado, and Hillcrest Bank in Texas. More information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors:

Brian Lilly, 720-529-3315

Chief Financial Officer

blilly@nationalbankholdings.com

or

Media:

Whitney Bartelli, 816-298-2203

Chief Marketing Officer

whitney.bartelli@nbhbank.com

Source: National Bank Holdings Corporation